Camber Energy, Inc. 8-K

 Exhibit 99.1

Camber Energy, Inc. Announces the Acquisition of Lineal Star Holdings

HOUSTON, TX / ACCESSWIRE / July 9, 2019 / Camber Energy, Inc. (NYSE American: CEI) (“Camber” or the “Company”) based in Houston, Texas, announced today that on July 8, 2019, it closed the previously announced acquisition of Lineal Star Holdings, LLC (“Lineal”) www.LinealStar.com. The acquisition was completed in an all-stock transaction, by the entry into an Agreement and Plan of Merger.

Lineal, based in Houston, Texas, is the parent company of (a) 64-year-old Lineal Industries Inc. (“Lineal Industries”), based in Pittsburgh, Pennsylvania, and (b) Lineal Star Incorporated (“Lineal Star”), headquartered in Houston, each of which were acquired by the Company as part of the merger. Lineal Industries has provided over six decades of upstream, midstream, and utilities pipeline maintenance, specialty construction and integrity services to Fortune 500 companies located in the states of Ohio, Pennsylvania, Virginia, West Virginia, Maryland and New York.

The Company plans to expand the Lineal brand by acquiring and developing complementary specialty engineering, procurement and construction energy infrastructure service businesses, as well as generating organic growth in downstream field services in Lineal Star, Lineal’s newly formed Gulf Coast based operation. The Company’s strategy is a balanced approach to acquire and grow energy service businesses that focus in upstream, midstream and downstream sectors that are not severely affected by wide swings in the commodity price of oil and natural gas.

Camber Energy Interim Chief Executive Officer, Louis G. Schott, commented, “We are extremely excited to announce the closing of the acquisition of Lineal which we have been working on for the past several months to complete. We believe that as a result of the acquisition, and by implementing technological efficiencies with centralized financial systems and controls, we can build a less volatile, more diverse income stream. In addition, we plan to remain focused on the 64-year-old Lineal Industries model – providing day-to-day maintenance requirements of public utilities rights of way, upstream, midstream, downstream and pipeline maintenance, and the specialty construction and integrity services required by Lineal’s client base. These are services that are needed every day, regardless of the price of oil or natural gas. We believe the acquisition will significantly increase our future revenue streams which will in turn increase shareholder value.”

Pursuant to the transaction, the former members of Lineal received shares of the Company’s newly designated Series E and Series F Preferred Stock, which in aggregate vote 19.9% of the Company’s voting shares prior to such time, if ever, as the merger agreement and the issuance of shares of common stock in connection therewith have been approved by the Company’s shareholders (“Shareholder Approval”), and will vote 80% of the Company’s voting stock(Series E Preferred Stock) and convert into between 67% and 70% of the Company’s total fully-diluted shares, upon Shareholder Approval (Series E Preferred Stock). As part of the transaction, we also entered into agreements with the Company’s Series C Preferred Stock holders, which subject to the terms thereof, and the Shareholder Approval, have agreed to exchange all of their shares of Series C Preferred Stock for shares of a new Series D Preferred Stock which will fix the number of shares of common stock issuable upon conversion thereof and significantly reduce the liquidation preference of such preferred stock.

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More information regarding the Plan of Merger, related agreements and transactions, the terms of the Series E and F Preferred Stock and the other matters discussed herein and related to the merger, are included in a Current Report on Form 8-K which the Company has filed with the Securities and Exchange Commission.

About Camber Energy, Inc.

Based in Houston, Texas, Camber Energy (NYSE American: CEI) is a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids in the Texas Panhandle as well as other basins with a new focus on midstream and downstream pipeline integrity services, specialty construction and field services. For more information, please visit the Company’s website at www.camber.energy.

Safe Harbor Statement and Disclaimer

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “will,” “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Camber believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include risks described in Camber's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other filings with the SEC, available at the SEC’s website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company’s SEC filings are available at http://www.sec.gov.